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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Watts Water Technologies, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-188669, 333-142714, 33-64627, 333-105798, 333-108699 and 333-115968) on Form S-8 and (Nos. 333-85862 and 333-180402) on Form S-3 of Watts Water Technologies, Inc. of our reports dated February 26, 2015, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive (loss) income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Watts Water Technologies, Inc.

/s/ KPMG LLP

Boston, Massachusetts
February 26, 2015

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm